Exhibit 4.3

LLOYDS TSB BANK PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION
PURSUANT TO SECTION 3.01 OF THE INDENTURE

4.875% Senior Notes due 2016

January 21, 2011

Pursuant to the resolutions of the Board of Directors of Lloyds TSB Bank plc, a public limited company incorporated and registered in England, (the “Issuer”) dated December 17, 2011, the extracts of which are attached as Exhibit A hereto and pursuant to Section 3.01 of the senior debt securities indenture dated January 21, 2011 (the “Indenture”), by and among the Issuer, Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, as Guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee and in connection with the Issuer’s $2,250,000,000 aggregate principal amount of 4.875% Senior Notes due 2016 (the “2016 Senior Notes”) and the Issuer’s $2,500,000,000 aggregate principal amount of 6.375% Senior Notes due 2021 (the “2021 Senior Notes”, and together with the 2016 Senior Notes, the “Senior Notes”), each guaranteed by the Guarantor (the “Guarantee”):

I, Simon White, Head of Senior Unsecured Issuance of the Issuer, approve the terms of the 2016 Senior Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The title of the 2016 Senior Notes shall be “4.875% Senior Notes due 2016”;

(b)  The aggregate principal amount of the 2016 Senior Notes that may be authenticated and delivered under the Indenture shall not exceed $2,250,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the 2016 Senior Notes shall be payable on January 21, 2016;

(d)  The 2016 Senior Notes shall be issued in global registered form on January 21, 2011 and shall bear interest from January 21, 2011 at an annual rate of 4.875%, payable semi-annually in arrears on January 21 and July 21, (each, an “Interest Payment Date”) commencing July 21, 2011.
Interest on the 2016 Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the 2016 Senior Notes will be the 6th day of each January and July, whether or not a Business Day, preceding the relevant Interest Payment Date;

(e)  No premium, upon redemption or otherwise, shall be payable by the Issuer on the 2016 Senior Notes;

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(f)  Principal of and any interest on the 2016 Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Issuer having offices in London, United Kingdom;

(g)  The 2016 Senior Notes may be redeemable pursuant to Section 11.08 of the Indenture.  In connection with any redemption of the 2016 Senior Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be January 21, 2011;

(h)  The Issuer shall have no obligation to redeem or purchase the 2016 Senior Notes pursuant to any sinking fund or analogous provision;

(i)  The 2016 Senior Notes shall be issued only in denominations of $1,000 and integral multiples thereof;

(j)  The principal amount of the 2016 Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the 2016 Senior Notes pursuant to Section 10.04 of the Indenture;

(l)  The 2016 Senior Notes shall not be converted into or exchanged at the option of the Issuer or otherwise for stock or other securities of the Issuer;

(m)  The 2016 Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the 2016 Senior Notes shall be payable only in the coin or currency in which the 2016 Senior Notes are denominated;

(o)  The 2016 Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)  The 2016 Senior Notes will not be issued in definitive form;

(q)  There is no Calculation Agent for the 2016 Senior Notes;

(r)  The Events of Default on the 2016 Senior Notes are as provided for in the Indenture;

(s)  The form of the 2016 Senior Notes are attached as Exhibit B hereto;

(t)  The Issuer may issue additional 2016 Senior Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate,

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maturity date, redemption terms and other terms as the 2016 Senior Notes except for the price to the public and issue date, provided that such Additional Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Notes, together with the 2016 Senior Notes will constitute a single series of securities under the Indenture;

(u)  The resolutions set forth in Exhibit A hereto (i) have been duly adopted or authorized by the Board of Directors of the Issuer and (ii) are in full force and effect as of the date hereof.

All terms used but not defined herein shall have the meaning provided in the Indenture.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:	/s/ Simon White
Name: Simon White
Title: Head of Senior Unsecured Issuance

LLOYDS TSB BANK PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION
PURSUANT TO SECTION 3.01 OF THE INDENTURE

6.375% Senior Notes due 2021

January 21, 2011

Pursuant to the resolutions of the Board of Directors of Lloyds TSB Bank plc, a public limited company incorporated and registered in England, (the “Issuer”) dated December 17, 2011, the extracts of which are attached as Exhibit A hereto and pursuant to Section 3.01 of the senior debt securities indenture dated January 21, 2011 (the “Indenture”), by and among the Issuer, Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, as Guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee and in connection with the Issuer’s $2,250,000,000 aggregate principal amount of 4.875% Senior Notes due 2016 (the “2016 Senior Notes”) and the Issuer’s $2,500,000,000 aggregate principal amount of 6.375% Senior Notes due 2021 (the “2021 Senior Notes”, and together with the 2016 Senior Notes, the “Senior Notes”), each guaranteed by the Guarantor (the “Guarantee”):

I, Simon White, Head of Senior Unsecured Issuance of the Issuer, approve the terms of the 2021 Senior Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The title of the 2021 Senior Notes shall be “6.375% Senior Notes due 2021”;

(b)  The aggregate principal amount of the 2021 Senior Notes that may be authenticated and delivered under the Indenture shall not exceed $2,500,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the 2021 Senior Notes shall be payable on January 21, 2021;

(d)  The 2021 Senior Notes shall be issued in global registered form on January 21, 2011 and shall bear interest from January 21, 2011 at an annual rate of 6.375%, payable semi-annually in arrears on January 21 and July 21, (each, an “Interest Payment Date”) commencing July 21, 2011.
Interest on the 2021 Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the 2021 Senior Notes will be the 6th day of each January and July, whether or not a Business Day, preceding the relevant Interest Payment Date;

(e)  No premium, upon redemption or otherwise, shall be payable by the Issuer on the 2021 Senior Notes;

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(f)  Principal of and any interest on the 2021 Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Issuer having offices in London, United Kingdom;

(g)  The 2021 Senior Notes may be redeemable pursuant to Section 11.08 of the Indenture.  In connection with any redemption of the 2021 Senior Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be January 21, 2011;

(h)  The Issuer shall have no obligation to redeem or purchase the 2021 Senior Notes pursuant to any sinking fund or analogous provision;

(i)  The 2021 Senior Notes shall be issued only in denominations of $1,000 and integral multiples thereof;

(j)  The principal amount of the 2021 Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the 2021 Senior Notes pursuant to Section 10.04 of the Indenture;

(l)  The 2021 Senior Notes shall not be converted into or exchanged at the option of the Issuer or otherwise for stock or other securities of the Issuer;

(m)  The 2021 Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the 2021 Senior Notes shall be payable only in the coin or currency in which the 2021 Senior Notes are denominated;

(o)  The 2021 Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)  The 2021 Senior Notes will not be issued in definitive form;

(q)  There is no Calculation Agent for the 2021 Senior Notes;

(r)  The Events of Default on the 2021 Senior Notes are as provided for in the Indenture;

(s)  The form of the 2021 Senior Notes are attached as Exhibit B hereto;

(t)  The Issuer may issue additional 2021 Senior Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate,

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maturity date, redemption terms and other terms as the 2021 Senior Notes except for the price to the public and issue date, provided that such Additional Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Notes, together with the 2021 Senior Notes will constitute a single series of securities under the Indenture;

(u)  The resolutions set forth in Exhibit A hereto (i) have been duly adopted or authorized by the Board of Directors of the Issuer and (ii) are in full force and effect as of the date hereof.

All terms used but not defined herein shall have the meaning provided in the Indenture.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:	/s/ Simon White
Name: Simon White
Title: Head of Senior Unsecured Issuance

LLOYDS TSB BANK PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION
PURSUANT TO SECTION 3.01 OF THE INDENTURE

$2,000,000,000 Floating Rate Notes due 2014

January 25, 2011

Pursuant to the resolutions of the Board of Directors of Lloyds TSB Bank plc, a public limited company incorporated and registered in England, (the “Issuer”) dated December 17, 2011, the extracts of which are attached as Exhibit A hereto and pursuant to Section 3.01 of the senior debt securities indenture dated January 21, 2011 (the “Indenture”), by and among the Issuer, Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, as Guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee and in connection with the Issuer’s $2,000,000,000 aggregate principal amount of Floating Rate Notes due 2014 (the “Notes”), each guaranteed by the Guarantor (the “Guarantee”):

I, Simon White, Head of Senior Unsecured Issuance of the Issuer, approve the terms of the Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The title of the Notes shall be “Floating Rate Notes due 2014”;

(b)  The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not exceed $2,000,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Notes shall be payable on January 24, 2014;

(d)  The Notes shall be issued in global registered form on January 25, 2011 and shall bear interest from January 25, 2011 payable on April 26, 2011 and thereafter on the 24th day of each January, April, July and October (together with the initial payment date, each an “Interest Payment Date”).

The interest rate for each Interest Period (as defined below) other than the initial Interest Period will be LIBOR (as defined below) as determined on the applicable Interest Determination Date (as defined below) plus the Spread (as defined below), in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The regular record date for the Notes will be the 15th calendar date preceding the relevant Interest Payment Date.  The “Spread” is 235 basis points. The interest rate for the initial Interest Period will be 2.65313%.

Other than interest paid on the initial Interest Payment Date, interest on the Notes will be paid quarterly in arrears on each Interest Payment Date of each year.  However, if an Interest Payment Date would fall on a day that is not a business day, other than the Interest Payment Date that is also the date of maturity, the Interest Payment Date will be postponed to the next succeeding day that is a business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, the applicable Interest Payment Date will be the immediately preceding business day. In each such case, except for the Interest Payment Date falling on the maturity date, the Interest Periods (as defined below) and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The initial interest rate will be reset on April 26, 2011 and thereafter the interest rate will be reset on January 24, April 24, July 24 and October 24 of each year (together with the initial interest reset date, each an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The initial interest period will be the period from and including the original issue date to but excluding the immediately succeeding Interest Payment Date. Thereafter, the interest periods will be the periods from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date (together with the initial interest period, each an “Interest Period”). However, the final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date to but excluding the maturity date.

The calculation agent in respect of the Notes will determine LIBOR (as defined below) for each Interest Period other than the initial Interest Period at approximately 11:00 a.m., London time on the second day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market (a “London Banking Day”) prior to the first day of such Interest Period (an “Interest Determination Date”).

“LIBOR” means, with respect to any Interest Period, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”) as of 11:00 a.m., London time, on the Interest Determination Date.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, the LIBOR for such Interest Period will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, the LIBOR for such Interest Period will be the LIBOR in effect with respect to the immediately preceding Interest Period.

All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer and on holders of the Notes.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by law.

(e)  No premium, upon redemption or otherwise, shall be payable by the Issuer on the Notes;

(f)  Principal of and any interest on the Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Issuer having offices in London, United Kingdom;

(g)  The Notes may be redeemable pursuant to Section 11.08 of the Indenture.  In connection with any redemption of the Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be January 21, 2011;

(h)  The Issuer shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i)  The Notes shall be issued only in denominations of $1,000 and integral multiples thereof;

(j)  The principal amount of the Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the Notes pursuant to Section 10.04 of the Indenture;

(l)  The Notes shall not be converted into or exchanged at the option of the Issuer or otherwise for stock or other securities of the Issuer;

(m)  The Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the Notes shall be payable only in the coin or currency in which the Notes are denominated;

(o)  The Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)  The Notes will not be issued in definitive form;

(q)  The Events of Default on the Notes are as provided for in the Indenture;

(r)  The form of the Notes are attached as Exhibit B hereto;

(s)  The Issuer may issue additional Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes except for the price to the public and issue date, provided that such Additional Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Notes, together with the Notes will constitute a single series of securities under the Indenture;

(t)  The resolutions set forth in Exhibit A hereto (i) have been duly adopted or authorized by the Board of Directors of the Issuer and (ii) are in full force and effect as of the date hereof.

All terms used but not defined herein shall have the meaning provided in the Indenture.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:	/s/ Simon White
Name: Simon White
Title: Head of Senior Unsecured Issuance